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                    ZING TECHNOLOGIES, INC. AND SUBSIDIARIES

                     EXHIBIT 11-STATEMENT RE: COMPUTATION OF
                 COMMON AND COMMON EQUIVALENT PER SHARE EARNINGS

                                                                      THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                            MARCH 31,                   MARCH 31,
                                                                       1997           1996           1997         1996
                                                                      --------------------------------------------------
                                                                           (000's Omitted, except per share data)
                                                                      --------------------------------------------------
Average shares outstanding.......................................      2,482         2,638           2,495        2,609

Net effect of dilutive stock warrants - based
     on the treasury stock method using average market price.....          4            42               4           44
                                                                       -----         -----           -----        ------
Shares used for computation......................................      2,486         2,680           2,499        2,653
                                                                       =====         =====           =====        =====

Net income.......................................................      $ 785         $ 491         $ 2,163      $ 3,253
                                                                       =====         =====         =======      =======
Income per Common and Common
     Equivalent Share:
Net income.......................................................     $ 0.31         $0.18          $ 0.86       $ 1.23
                                                                      =======        =====          ======       ======


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